Exhibit 99.1

FOR IMMEDIATE RELEASE

INSTITUTIONAL SHAREHOLDER SERVICES (ISS) RECOMMENDS VOTING WITH WHEELER REAL ESTATE INVESTMENT TRUST, INC. TO REELECT 7 BOARD MEMBERS

Virginia Beach, VA – September 21, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers, today announced that ISS, a leader in proxy advisory firms, has issued its recommendation for shareholders to vote WITH THE COMPANY on its WHITE proxy card in favor of:

•	The reelection of seven of its eight members of the Board of Directors;

•	Advisory vote on the frequency of executive compensation advisory votes for one year; and

•	The ratification of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending, December 31, 2018.

ISS has also recommended DO NOT VOTE for the Stilwell Group’s nominees on the green proxy card.

Time is running out to vote your shares FOR the WHLR Board. ISS has exerted its professional opinion in its support with all but one member of WHLR’s current Board, who we believe, along with the management team, are executing on the right plan to drive long-term, sustainable shareholder value.

Please consider this before you vote to give one shareholder the single largest voting block on the Board. VOTE THE WHITE PROXY CARD TODAY “FOR” WHLR’S HIGHLY QUALIFIED NOMINEES.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-Looking Statements
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. Specifically, the Company’s ability to produce income from grocery-anchored retail properties and its ability to create long-term value for shareholders are forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company’s directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2018 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge in the “SEC Filings” or “Proxy Materials” sections of the Company’s website at www.whlr.us.

CONTACT:
Mary Jensen
Investor Relations
(757) 627-9088
mjensen@whlr.us